99.1

                          CONSULTING SERVICES AGREEMENT

                          Consulting Services Agreement
                                     Between
                               Stephen E. Apolant
                                       And
                  Steam Cleaning USA/National Management Corp.


     This Consulting Services Agreement made and entered into this 1st Day of December 2002 by and between Stephen Apolant (hereinafter "Consultant") independent contractor, having an address at 565 Plandome Road, Suite 244. Manhasset, NY, 11030, and Steam Cleaning USA/ National Management Corp. (hereinafter "The Client"), having an office at 150 Broadhollow Road, Suite 103, Melville, New York 11747.

                                    PREMISES
                                    --------

WHEREAS,  "The  Client",  is  a  shareholder of a Publicly Traded company, Steam
Cleaning  USA,  SCLU-OTC  BB.

WHEREAS, Consultant represent themselves as qualified to perform the desired services required by "The Client".

WHEREAS, "The Client" desires to retain Consultant to act as a "General Contractor", with regards to developing a corporate image, identifying and analyzing possible strategic alliances within the industry, identifying potential acquisition candidates , website development and general business developmentThe "consultant" represents that they are "Not" a registered broker dealer, and will act as an introductory agent with regards to any financing opportunities that may arise from consultants efforts, any investment terms are to be negotiated by the company directly.

The Consultant is willing to perform such services on the terms and conditions herein contained.

                                    AGREEMENT
                                    ---------

NOW THEREFORE, in consideration of the above stated premises and the promises herein contained, and for good and valuable consideration, the parties hereto agree as follows:

1.     ENGAGEMENT  OF  CONSULTANT:  "The  Client"  hereby retains Consultant and
       --------------------------
Consultant  agrees  to commit full resources towards the company's stated goals.

2.     TERMS:  "The  Client" hereby retains Consultant for a period of 6 Months,
       -----
and renewable after that date on a monthly basis (or longer term), only by a written notification from "The Client" to Consultant, to provide the services set forth herein, any contract extension is subject to renegotiation by either party.

A.  SCOPE  OF  CONSULTANT'S  WORK:

1. On a non-exclusive basis, Consultant shall act as a "General Contractor", with regards to developing a corporate image, identifying and analyzing possible strategic alliances within the industry, identifying potential acquisition candidates , website development and general business development.

B.  WORK  ASSIGNMENT

1. Specific verbal and written tasks are to be coordinated through Mr. James Zimbler, with periodic plans submitted as well as ongoing progress reports sent to Mr. Zimbler. The parties shall document all work.

2.     COMPENSATION:  As  compensation  for  the  services  to  be  rendered  by
       ------------
Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept,

the following: 200,000 shares of the company's common stock, 100,000 shares will be restricted however will be accompanied by "piggy back" registration rights and an opinion letter, 100,000 shares will be freely tradable common shares These shares are to be delivered in good standing and free trading. Additionally "The Client" agrees to pay fair and reasonable pre-approved expenses.

          ( i) "The Client" shall pay all compensation directly to Mr. Stephen Apolant, an individual


3.  PERSON  ENTITLED  TO  EXERCISE.

If an option, option can only be exercised by Consultant, Consultant's beneficiary or Consultant's estate, and neither this nor any rights hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option, nor any right hereunder, shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, pledge, or hypothecation, or any other transfer of this Option, or any right hereunder, or in the event of any levy, attachment, execution or similar process, this Option and all rights granted hereunder shall immediately be null and void.

4.  TERMINATION  OF  AGREEMENT  BY  THE  COMPANY.

It is understood and agreed that either party hereof, may at any time and for any reason whatsoever, terminate this agreement by giving thirty (30) days prior written notice to the other party. At the conclusion of this agreement, or its termination, all data provided by "The Client" or SCLU to Consultant shall be returned to the parties. All compensation due for completed services through the date of termination shall be paid to Consultant immediately upon termination.

5.  REPORTS  TO  "THE  CLIENT"

a. Commencing upon signing and at least once each month thereafter during the Term of this Agreement, Consultant shall prepare and present to "The Client" a written report describing its activities and its progress toward meeting the objectives mutually agreed upon by Consultant and "The Client".

b. Throughout the Term of this Agreement, Consultant may also provide the officers, directors, employees or designees of "The Client" with verbal reports concerning its activities.

This Agreement may be extended beyond the period specified herein as set forth herein.

6.  CONFIDENTIAL  INFORMATION

"The Client" agrees to promptly provide and fully disclose to Consultant any and all information regarding SCLU and their products, which Consultant deems pertinent to its engagement hereunder.

Consultant acknowledges that any and all knowledge or information concerning SCLU and its affairs obtained by Consultant, his principals, employees and/or contractors in the course of his engagement hereunder will be deemed "confidential" and will be held inviolate by him and that he will conceal the same from any and all other persons and entities, including, but not limited to, competitors of SCLU and that he will not impart any such knowledge to anyone whosoever during or after the term of hereof.

As used herein, "confidential" knowledge or information means: (a) all information regarding SCLU, which is not generally available to the public; and
(b) all information regarding SCLU, which was received by Consultant from a source with confidentiality obligations to SCLU.

Consultant shall, upon the termination of his engagement by "The Client" for any reason whatsoever, immediately surrender and turn over to "The Client" all "confidential" material including, but not limited to, books, forms, records, SCLU lists and all other papers and writings relating to SCLU and all other property belonging to "The Client", it being understood and agreed that the same are the sole property of the parties. This includes any and all papers, documents and computer records created or held by Consultant.

In addition to any other rights or remedies to which "The Client" may be entitled, "The Client" shall have the right to obtain an ex parte restraint upon the breach or threatened breach of this section.

This  section  shall  survive  termination  of  this  Agreement.

7.     BEST  EFFORTS  BASIS.

Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of and from Consultant, pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts. Client understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Client's assets and operating results.

8.     CLIENT'S  RIGHTS  TO  APPROVE  TRANSACTIONS.

The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves SCLU. Consultant and "The Client" agree that Consultant is not authorized to enter into agreements on behalf of "The Client" or The Company.


9. CLIENT/COMPANY UNDER NO DUTY OR OBLIGATION TO ACCEPT OR CLOSE ON ANY TRANSACTIONS.

It is mutually understood and agreed that SCLU is not obligated to accept or close any distribution, retail, promotional proposal, acquisition, or merger transactions submitted by Consultant.

10.     COSTS  AND  EXPENSES.

Consultant shall be responsible for all out-of-pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that Consultant may incur in performing Consulting Services under this Agreement. However, such costs shall be reimbursed to Consultant if approved in writing by "The Client" within thirty (30) days from the date that the Consultant submits approved expense report to "The Client".

11.     CONSULTANT  STATUS

Consultant acknowledges that he is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of the services hereunder shall be his sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint venture's between Consultant and "The Client".

12.     REPRESENTATIONS  OF  "THE  CLIENT"

"The  Client"  hereby  represents  and  warrants  as  follows:

a.     ORIZANIZATION  AND  STANDING.  Steam  Cleaning  USA  Corporation  is  a
       ----------------------------
corporation  validly  existing  and in good standing under the laws of Delaware.


b.     CORPORATE  POWER  AND  AUTHORITY. "The Client" has the corporate power to
       --------------------------------
execute and deliver this Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of "The Client" in accordance with its terms.

c.     FINANCIAL  STATEMENTS.  "NOT  APPLICABLE"  (Publicly  disclosed)
       ----------------------

13.     REPRESENTATIONS  OF  CONSULTANT

Consultant  hereby  represents  and  warrants  as  follows:

a.     POWER AND AUTHORITY. Consultant has the power to execute and deliver this
       -------------------
Agreement, has taken all action required by law to authorize such execution and delivery, and this Agreement is a valid and binding obligation of Consultant in accordance with its terms.

b.     INSIDE  INFORMATION  SECURITIES  LAWS  VIOLATIONS.  In  the course of the
       -------------------------------------------------
performance of his duties, consultant may become aware of information which may considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of SCLU, or its affiliates, or to transmit such information to any other party with a view to buy, sell, or otherwise deal in SCLU securities, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Options.

 (c) By reason of Consultant's knowledge and experience of financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits of this transaction and in bearing the economic risks of an investment in the shares and SCLU in general and fully understand the speculative nature of such securities and the possibility of such loss;

(d) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Shares to be issued hereby and reserved for issuance pursuant hereto, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished; and

(e) Consultant has been furnished with a copy of SCLU's most recent informational Report as well as a brief description of SCLU's capital structure and any material changes in SCLU's affairs that may not have been disclosed in the Disclosure Documents.

14.     DEFAULTS

In the event that "The Client" fails to pay any amount due to Consultant hereunder, or to timely reimburse Consultant for any expenses in the manner set forth herein, or otherwise defaults hereunder, after receiving written notice of such default with fifteen (15) days to cure, Consultant shall have the right to cease performing services hereunder and to declare all amounts due hereunder to be immediately due and payable. In no event shall any funds paid to Consultant hereunder be refundable to "The Client".

15.     NOTICES

All notices permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand and a receipt obtained, or by a nationally recognized overnight courier service that regularly maintains records of its pick ups and deliveries, to the parties at their respective addresses set forth above or to any other address designated by a party hereto by written notice of such address change. Notices shall be deemed given as of the date of delivery to the overnight courier service or to the recipient if delivered by hand, and received one day after delivery to the overnight courier service or when actually received if delivered by hand.

16.     INDEMNIFICATION

"The Client" shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance by SCLU hereunder. Notwithstanding the foregoing, "The Client" shall have no obligation to hold harmless and indemnify Consultant from claims made against Consultant, which arise out of, or in connection with, Consultant's negligence in the performance of his duties hereunder. The provisions of this Section shall survive termination of this Agreement.


The Consultant shall hold harmless and indemnify "The Client" from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against "The Client" or the "Company" relating to the performance of Consultant's hereunder.

17.     BINDING  EFFECT;  ASSIGNMENT

This Agreement shall be binding upon and insure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

18.     ENTIRE  AGREEMENT

This Agreement represents the entire Agreement with respect to matters contemplated herein and supersedes any prior oral or written agreements or undertakings between the parties with respect to such matters. This Agreement shall not be amended to any extent or canceled, except by a writing executed by the parties.

19.     HEADINGS

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

20.     COUNTERPARTS

This Agreement and any amendments hereto may be executed in any number of counterparts, all of which together shall constitute a single, original instrument.

21.     SEPARABILITY

To the extent that any term or provision hereof is deemed invalid, void or otherwise unenforceable, but may be made enforceable by amendment thereto, the parties agree that such amendment may be made so that the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. This Agreement is made in the State of New York and subject to the laws of such State without regard to conflicts of law rules. Any action or proceeding in regard to this Agreement must be brought in the County of Nassau, State of New York.

22.     WAIVER

A waiver of any breach of any provision of this Agreement must be in writing and shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereunder.

IN WITNESS THEREOF, the Parties have caused this agreement to be executed on its behalf by a duly authorized officer and consultant as hereunto agreed by authorized signatures, all as of the day and year first above written.




__________________________                   _______________________________
Mr.  Stephen  E.  Apolant                     Mr. James  Zimbler
                                              National  Management  Corp.